Exhibit 23

C O N S E N T   O F   I N D E P E N D E N T   R E G I S T E R E D   P U B L I C   A C C O U N T I N G   F I R M

T H E B O A R D O F D I R E C T O R S A N D S T O C K H O L D E R S T H E G I L L E T T E C O M P A N Y :

We consent to the incorporation by reference in the following registration statements of The Gillette Company and any amendments thereto (1) No. 333-115915 on Form S-8, (2) No. 333-101112 on Form S-3, (3) No. 333-86336 on Form S-4, (4) No. 333-59420 on Form S-8, (5) No. 333-63850 on Form S-8, (6) No. 333-55790 on Form S-8, (7) No. 33-52465 on Form S-8, (8) No. 33-53259 on Form S-8, (9) No. 33-55051 on Form S-3, (10) No. 33-59125 on Form S-8, and (11) No. 333-25533 on Form S-8 of our reports dated March 11, 2005, with respect to the consolidated balance sheet of The Gillette Company and subsidiary companies as of December 31, 2004 and 2003, and the related consolidated statements of income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of The Gillette Company.

KPMG LLP
Boston, Massachusetts
March 14 , 2005

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